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                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made, entered into, and is effective as of
this   day of      , 199__ (hereinafter referred to as the "Effective Date"), by and between ZERO Corporation, a Delaware corporation (hereinafter referred to as the "Company") having its principal offices in Los Angeles, California, and _____________________ (hereinafter referred to as the "Executive").

     WHEREAS, the Executive is presently employed by the Company in the capacity of ______________ of the Company;

     WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

     WHEREAS, the Company recognizes that the Executive's contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

     WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacity, and Executive is desirous of having such assurance.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.  TERM OF EMPLOYMENT

     The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to serve the Company, in accordance with the terms and conditions set forth herein, for a period of ______ (__) year[s], commencing as of the Effective Date of this Agreement, as indicated above (the "original Employment Term"); subject, however, to earlier termination as expressly provided in Section 6 herein.

     This Agreement, along with all corresponding rights, duties, and covenants, shall automatically expire at the end of the Employment Term, with the exception of the Executive's obligations contained in Section 7 and the payment provisions in Section 6 herein (each of which shall survive such expiration).

SECTION 2.  POSITION AND RESPONSIBILITIES

     During the term of this Agreement, the Executive agrees to serve as ________________ of the Company. In his capacity as __________________ of the
Company, the Executive shall report directly to

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the ________________, and shall maintain the level of duties and responsibilities as in effect as of the Effective Date, or such higher level of duties and responsibilities as he may be assigned during the term of this Agreement. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in companies of similar size and character.

SECTION 3.  STANDARD OF CARE

     During the term of this Agreement, the Executive agrees to devote substantially all of his/her business time, attention, and energies to the Company's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; provided, however, subject to Section 7 herein, the Executive may serve as a director of other companies so long as such service is not injurious to the Company. The Executive covenants, warrants, and represents that he/she shall devote his/her best efforts to the fulfillment of his/her employment obligations.

     Notwithstanding the foregoing, this Section 3 shall not be construed as preventing the Executive from engaging in outside activities, such as involvement with trade associations, business and professional organizations and activities, and charitable and other community activities, which do not substantially interfere with the fulfillment of his employment obligations under
Section 2. In addition, subject to Section 7 hereof, this Section 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made.

SECTION 4.  COMPENSATION

     As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Company will pay and provide to the Executive the following:

     4.1 BASE SALARY. The Company will pay the Executive an annual base salary in an amount which shall be established from time to time by the Board of Directors of the Company or the Board's designee; provided, however, that such base salary will not be less than $_________ per year. This base salary will be paid to the Executive in equal semi-monthly installments throughout the year, consistent with the normal payroll practices of the Company.

     The annual base salary will be reviewed annually in March following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board or the Board's designee, such base salary should be increased, based primarily on the performance of the Executive

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during the year, consideration of competitive levels of pay for similar executives, and the then current rate of inflation. If so increased, the base salary as stated above will, likewise, be increased for all purposes of this Agreement (such base salary, with any such increases, shall be the "Base Salary"). Adjustments to Base Salary will become effective on April 1st of each year.

     4.2 ANNUAL BONUS. The Company will provide the Executive with the opportunity to earn an annual cash bonus on the basis of the executive bonus plan in effect on the Effective Date.

     4.3 LONG-TERM INCENTIVES. The Company will provide the Executive the opportunity to earn a long-term incentives on the basis of the Company's Stock Option Plan effective on the Effective Date.

     4.4. RETIREMENT BENEFITS. The Company will provide the Executive with the opportunity to participate in the Company's retirement benefits which the Executive is receiving on the Effective Date, including the ZERO Corporation Retirement Savings Plan, the ZERO Corporation Executive Deferred Compensation Plan, [the Joint Life Insurance Plan], subject, in each case, to the eligibility and participation requirements of such plans.

     4.5. EMPLOYEE BENEFITS. The Company will provide the Executive with the opportunity to participate in the Company's employee benefits which the Executive is receiving on the Effective Date, including group term life insurance, comprehensive health and major medical insurance, dental insurance, short-term and long-term disability, and vacation, subject, in each case, to the eligibility and participation requirements of such plans.

     4.6. PERQUISITES. The Company will provide the Executive, at the cost of the Company, the perquisites, including expense reimbursement, which the Executive is receiving on the Effective Date.

     4.7. ADDITIONAL COMPENSATION/RIGHT TO CHANGE PLANS AND/OR BENEFITS. Nothing in Sections 4.1 to 4.6 herein to the contrary, the Company may provide the Executive the opportunity to participate in such additional plans and benefits as the Company deems appropriate. Nothing in Sections 4.2 to 4.6 to the contrary, the Company may modify, amend or replace plans or benefits therein described so long as such modifications, amendments or replacements provide the Executive with benefits which are commensurate with the opportunity typically offered to executives having the same or similar duties and responsibilities as the executives at companies similar in size and in character to the Company.

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SECTION 5.  EXPENSES

     The Company will pay, or reimburse the Executive, for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, club memberships and civic associations and societies for which the Executive is receiving reimbursement as of the Effective Date.

SECTION 6.  EMPLOYMENT TERMINATIONS

     6.1.  EXECUTIVE TERMINATION DUE TO RETIREMENT.   After the age of 55, the
Executive may terminate Executive's employment under this Agreement by reason of retirement.

     Upon such termination, the Company will pay and provide to the Executive those amounts and benefits set forth in Section 6.8(a) herein.

     6.2. EXECUTIVE TERMINATION DUE TO DEATH. Immediately upon the death of the Executive, Executive's employment shall be deemed terminated.

     Upon such termination, the Company will pay and provide to the beneficiary of Executive, as designated by the Executive during the Executive's lifetime, or to the Executive's estate, as appropriate, those amounts and benefits set forth in Section 6.8(a) herein.

     6.3 COMPANY TERMINATION OF EXECUTIVE DUE TO DISABILITY. Immediately upon the date the Executive becomes "Disabled", as defined below, the Executive's employment shall be deemed terminated.

     Upon such termination, the Company will pay and provide to the Executive those amounts and benefits set forth in Section 6.8(a) herein.

     The term "Disability" shall mean the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity to engage in the performance of substantially all of the usual duties of employment with the Company as contemplated by Section 2 herein for a period of more than ninety
(90) calendar days, in the aggregate, during any period of twelve (12) consecutive months, or in the event of the Board's reasonable expectation that the Executive's Disability will exist for more than a period of ninety (90) calendar days, upon receipt and in reliance on competent written medical advice from one or more individuals, selected by the Board, who are qualified to give such professional medical advice. The date of the Executive's Disability shall be a date specified in a notice from the Board,

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provided such notice is delivered to the Executive at least sixty (60) calendar days prior to the effective date of such termination.

     It is expressly understood that the Disability of the Executive will not constitute a failure by Executive to perform Executive's duties hereunder and will not be deemed a breach or default by the Executive hereunder.

     6.4. EXECUTIVE'S VOLUNTARY TERMINATION. The Executive may terminate the Executive's employment for any reason at any time by giving the Board of Directors of the Company written notice of intent to terminate, delivered at least ninety (90) calendar days prior to the effective date of such termination (such period not to include vacation). The termination will automatically become effective upon the expiration of the ninety (90) day notice period.

     Upon such termination, the Company will pay and provide to the Executive those amounts and benefits set forth in Paragraph 6.8(a) herein.

     6.5. COMPANY TERMINATION FOR CAUSE. The Board may terminate the Executive's employment at any time for "Cause", as defined below, by giving the Executive written notice of the Company's intent to terminate Executive's employment for Cause, provided the Board delivers such notice to the Executive.

     Upon such termination, the Company will pay and provide to the Executive the amounts and benefits set forth in Section 6.8(a) herein.

     "Cause" shall be determined by the Board in the exercise of good faith and reasonable judgment; and shall mean the willful, illegal or gross misconduct, fraud, conviction of a felony, consistent gross neglect of duties, or wanton negligence by the Executive in the performance of his duties hereunder which is materially and demonstrably injurious to the Company, or the material breach by the Executive of this Agreement. The Company's Board of Directors, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist and the underlying facts and circumstances, and after giving the Executive the opportunity to respond to the Board regarding the allegation that Cause exists.

     6.6.  COMPANY INVOLUNTARY TERMINATION WITHOUT CAUSE.   The Board may
terminate the Executive's employment at any time by giving the Executive written notice of the Company's intent to terminate Executive's employment without cause, provided the Board delivers such notice to the Executive at least one hundred eighty (180) calendar days prior to the effective date of such termination.

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     Upon the effective date of such termination, the Company will pay and provide to Executive those amounts and benefits set forth in Section 6.8(b) herein.

     6.7. EXECUTIVE TERMINATION FOR GOOD REASON. The Executive may terminate Executive's employment under this Agreement at any time for "Good Reason", as defined below, by giving the Board written notice of Executive's intent to terminate Executive's employment for Good Reason, provided the Executive delivers such notice to the Board.

     Upon the effective date of such termination, the Company will pay and provide to Executive those amounts and benefits set forth in Section 6.8(b) herein.

     "Good Reason" shall mean the occurrence of any one or more of the following without the Executive's express written consent:

          (a) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an officer of the Company, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities in each case from those in effect at the effective date;

          (b) The Company's requiring the Executive to be based at a location which is at least twenty-five (25) miles further from the Executive's current primary residence than is such residence from the Company's current headquarters, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations prior to the Effective Date; or

          (c) A reduction by the Company in the Executive's Base Salary as provided in Section 4.1 herein.

     The Executive's right to terminate employment for Good Reason will not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

6.8  PAYMENTS UPON TERMINATION.

          (a) Upon termination of Executive's employment under Sections 6.1, 6.2, 6.3, 6.4 or 6.5 herein, the Company will pay to the Executive the following:

               (i) Base Salary, at the rate in effect immediately prior to such termination, as calculated in Section 4.1 herein, to and including the date of termination, and

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               (ii)  A cash bonus payment, as calculated in Section 4.2 herein, pro rated to and including the date of termination.

     In addition, the Company will provide to the Executive all other benefits to which the Executive has a vested right under Sections 4.3, 4.4, 4.5 and
     4.6 herein.

          With the exception of the Company's obligations under this Section 6.8(a) herein (which will survive such termination), the Company and the Executive will thereafter have no further obligations under this Agreement.

          (b) Upon termination of Executive's employment under Paragraphs 6.6 or 6.7 herein, the Company will pay to the Executive the following:

               (i) Base Salary, at the rate in effect immediately prior to such termination, as calculated in Section 4.1 herein, to and including the original Employment Term, and

               (ii) A cash bonus payment based upon the annual cash bonus award made to the Executive in the 12 months preceding the Effective Date pro rated for the original Employment Term.

     In addition, the Company will provide to the Executive, to and including for the original Employment Term, a continuation of the Executive's benefits under Sections 4.3, 4.4 and 4.5 herein and thereafter will provide the Executive all other benefits to which the Executive has a vested right under Sections 4.3, 4.4, 4.5 and 4.6 herein.

          With the exception of the Executive's covenants contained in Section 7 herein and the Company's obligations under this Section 6.8(b) herein (each of which will survive such termination), the Company and the Executive will thereafter have no further obligations under this Agreement.

SECTION 7.  NONCOMPETITION

     7.1. PROHIBITION ON COMPETITION. Without the prior written consent of the Company, during the term of this Agreement or any period during which Base Salary and annual cash bonus amounts are paid hereunder, the Executive will not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns.

     However, the Executive will be allowed to purchase and hold for investment less than three percent (3%) of the shares of any

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corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market which are "in competition" with the Company.

     7.2. DISCLOSURE OF INFORMATION. The Executive recognizes that Executive has access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of Executive's duties under this Agreement. The Executive will not, during the periods described in Section
7.1 hereof, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor will he make use of any such information for his own purposes unless compelled to do so by legal process.

     7.3.  COVENANTS REGARDING OTHER EMPLOYEES.  During the period described in
Section 7.1 hereof, the Executive agrees not to induce or attempt to induce any employee of the Company to terminate his or her employment with the Company, accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

SECTION 8.  INDEMNIFICATION

     The Company hereby covenants and agrees to indemnify and hold harmless the Executive fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney's fees), losses, and damages resulting from the Executive's good faith performance of Executive's duties and obligations under the terms of this Agreement.

SECTION 9.  ASSIGNMENT

     9.1. ASSIGNMENT BY COMPANY. This Agreement shall be deemed assigned or transferred to, and will be binding upon and will inure to the benefit of, any successor of the Company, and any such entity will be deemed substituted for all obligations of the "Company" under the terms of this Agreement. Additionally, the Company agrees that the ultimate parent of the Company will agree in writing to unconditionally guaranty the performance of the Company or such successor. Notwithstanding such assignment, the Company will remain, with such successor, jointly and severally liable for all its obligations hereunder.

     As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase of stock, or otherwise, acquires all or substantially all of the assets or business of the Company or any affiliate thereof. As used in this Agreement, the terms "parent" and "affiliate" shall have the meanings ascribed thereto in Rule 405 of the Securities Act of 1933.

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     Except as herein provided, this Agreement may not otherwise be assigned by the Company, and any such purported assignment is void.

     9.2.  ASSIGNMENT BY EXECUTIVE.   This Agreement is not assignable by
Executive and any attempt to assign by Executive is void. However, the payment provisions of this Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

SECTION 10.  DISPUTE RESOLUTION AND NOTICE

     10.1. DISPUTE RESOLUTION. The Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration.

     If arbitration is selected, such proceeding will be conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifteen (15) miles from the location of his principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

     All expenses of such litigation or arbitration, including the reasonable fees and expenses of the legal representative for the Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, will be borne by the Company.

     10.2. NOTICE. Any notices, requests, demands, or other communications provided for by this Agreement will be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.

SECTION 11.  MISCELLANEOUS

     11.1. ENTIRE AGREEMENT. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto or between the Executive and the Company with respect to the subject matter hereof and constitutes the entire Agreement of the parties with respect thereto.

     11.2. MODIFICATION. This Agreement will not be varied, altered, modified, canceled, changed, or in any way amended except

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by mutual agreement of the parties in a written instrument executed by each of the parties hereto or their legal representatives.

     11.3. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     11.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     11.5. TAX WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

     11.6. BENEFICIARIES. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing sent to the Company to the attention of the Corporate Secretary or to the Board or the Board's designee. The Executive may make or change such designation at any time.

SECTION 12.  GOVERNING LAW

     To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Executive and the Company (pursuant to a resolution adopted at a duly constituted meeting of its Board of Directors) have executed this Agreement, as of the day and year first above written.

                                    Executive:



                                    ----------------------------

ATTEST                              ZERO CORPORATION



By:  _____________________          By: ________________________
     Corporate Secretary                 Chairman, Compensation
                                         Committee of the Board of
                                         Directors

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